UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: August 16, 2019

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Broadway

Cambridge, MA 02142

(617) 444-3000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Note Offering

On August 16, 2019, Akamai Technologies, Inc. (“Akamai”) completed its previously announced offering of $1,000,000,000 in aggregate principal amount of its 0.375% Convertible Senior Notes due September 1, 2027 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of August 13, 2019, entered into by and between Akamai and each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Akamai also granted the Initial Purchasers an option to purchase up to an additional $150,000,000 in aggregate principal amount of Notes on the same terms and conditions.

Akamai used $110.5 million of the net proceeds from the offering of the Notes to pay the cost of the privately-negotiated convertible note hedge transactions described below (after such cost was partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below) and used approximately $100 million of the net proceeds to repurchase 1,118,943 shares of Akamai’s common stock, as described below in Item 8.01.

Akamai intends to use the remaining net proceeds from the offering for working capital and other general corporate purposes. Additionally, Akamai may choose to expand its current business through acquisitions of, or investments in, other businesses, products or technologies, using cash or shares of its common stock.

Indenture and the Notes

On August 16, 2019, Akamai entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of Akamai, and bear interest from August 16, 2019 at an annual rate of 0.375% payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020. The Notes will mature on September 1, 2027, unless previously purchased or converted in accordance with their terms prior to such date.

The Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 8.6073 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $116.18 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 30% to the $89.37 per share closing price of Akamai’s common stock on August 13, 2019. Upon conversion of the Notes, holders will receive cash or shares of Akamai’s common stock or a combination thereof, at Akamai’s election.

Prior to May 1, 2027, the Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The conversion rate is subject to customary anti-dilution adjustments. If certain corporate events described in the Indenture occur prior to the maturity date, the conversion rate will be increased for a holder that elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes. If Akamai undergoes a “Fundamental Change,” as defined in the Indenture, subject to certain conditions, holders may require Akamai to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest up to but excluding the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On August 13, 2019, Akamai entered into convertible note hedge transactions and warrant transactions with certain of the Initial Purchasers or their respective affiliates and another financial institution (the “Option Counterparties”).

The convertible note hedge transactions are expected to reduce the potential dilution with respect to shares of Akamai’s common stock upon any conversion of the Notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of the converted Notes, as the case may be. The warrant transactions will have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants. However, subject to certain conditions, Akamai may elect to settle all of the warrants in cash. The above description of the convertible note hedge transactions and the warrant transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Confirmation and the Warrant Confirmation executed by Akamai and each Option Counterparty as of the dates specified above, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Akamai does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. Additional information pertaining to the Notes, the shares of common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the sale of the Notes, Akamai used approximately $100 million of the net proceeds of such sale to repurchase 1,118,943 shares of its common stock from purchasers of Notes in privately-negotiated transactions effected through one of the Initial Purchasers or its affiliate, as Akamai’s agent. The purchase price of the common stock repurchased in such transactions was equal to the closing price per share of Akamai’s common stock on the date of the pricing of the offering, which was $89.37 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

4.1

Indenture (including form of Notes) with respect to Akamai’s 0.375% Convertible Senior Notes due September 1, 2027, dated as of August 16, 2019, between Akamai and U.S. Bank National Association, as trustee.

10.1	Form of Call Option Confirmation between Akamai and each Option Counterparty.

10.2	Form of Warrant Confirmation between Akamai and each Option Counterparty.

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Aaron Ahola
	Name:	Aaron Ahola
Date: August 16, 2019	Title:	Executive Vice President, General Counsel and Corporate Secretary